State Street Corporation First-Quarter 2016 Financial Highlights April 27, 2016 Exhibit 99.3

2 Forward-Looking Statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s (State Street’s) news release announcing its first quarter 2016 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website, at www.statestreet.com/stockholder, and is incorporated herein by reference. This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial and capital condition, results of operations, investment portfolio performance and strategies (including without limitation regarding expected savings associated with our State Street Beacon multi-year transformation program), the financial and market outlook, dividend and stock purchase programs, governmental and regulatory initiatives and developments, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “outlook,” “expect,” "priority," “objective,” “intend,” “plan,” “forecast,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to April 27,2016. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure, including, for example, the direct and indirect effects on counterparties of the sovereign-debt risks in the U.S., Europe and other regions; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition or valuation of the assets recorded in our consolidated statement of condition (and our ability to measure the fair value of investment securities) and the possibility that we may change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates, the valuation of the U.S. dollar relative to other currencies in which we record revenue or accrue expenses and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit-agency ratings and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low-cost, short-term funding, our ability to manage levels of such deposits and the relative portion of our deposits that are determined to be operational under regulatory guidelines and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner and timing with which the Federal Reserve and other U.S. and foreign regulators implement changes to the regulatory framework applicable to our operations, including implementation of the Dodd-Frank Act, the Basel III final rule and European legislation (such as the Alternative Investment Fund Managers Directive, Undertakings for Collective Investment in Transferable Securities Directives and Markets in Financial Instruments Directive II); among other consequences, these regulatory changes impact the levels of regulatory capital we must maintain, acceptable levels of credit exposure to third parties, margin requirements applicable to derivatives, and restrictions on banking and financial activities. In addition, our regulatory posture and related expenses have been and will continue to be affected by changes in regulatory expectations for global systemically important financial institutions applicable to, among other things, risk management, liquidity and capital planning and compliance programs, and changes in governmental enforcement approaches to perceived failures to comply with regulatory or legal obligations; we may not achieve our goals and expectations regarding our plans to address the deficiencies jointly identified by the Federal Reserve and the FDIC in April 2016 with respect to our 2015 resolution plan due to a number of factors, including, but not limited to challenges we may experience in interpreting and addressing regulatory expectations, failure to implement remediation in a timely manner, the complexities of development of a comprehensive plan to resolve a global custodial bank and related costs and dependencies. If we fail to meet regulatory expectations to the satisfaction of the Federal Reserve and the FDIC in our resolution plan submission due on October 1, 2016 or in any future submission, we could be subject to more stringent capital, leverage or liquidity requirements, or restrictions on our growth, activities or operations; adverse changes in the regulatory ratios that we are required or will be required to meet, whether arising under the Dodd-Frank Act or the Basel III final rule, or due to changes in regulatory positions, practices or regulations in jurisdictions in which we engage in banking activities, including changes in internal or external data, formulae, models, assumptions or other advanced systems used in the calculation of our capital ratios that cause changes in those ratios as they are measured from period to period; increasing requirements to obtain the prior approval of the Federal Reserve or our other U.S. and non-U.S. regulators for the use, allocation or distribution of our capital or other specific capital actions or programs, including acquisitions, dividends and stock purchases, without which our growth plans, distributions to shareholders, share repurchase programs or other capital initiatives may be restricted; changes in law or regulation, or the enforcement of law or regulation, that may adversely affect our business activities or those of our clients or our counterparties, and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements, margin requirements and changes that expose us to risks related to the adequacy of our controls or compliance programs; financial market disruptions or economic recession, whether in the U.S., Europe, Asia or other regions; our ability to develop and execute State Street Beacon, our multi-year transformation program to create cost efficiencies and to fully digitize our business to support the development of new solutions and capabilities for our clients, any failure of which, in whole or in part, may among other things, reduce our competitive position, diminish the cost- effectiveness of our systems and processes or provide an insufficient return on our associated investment; our ability to promote a strong culture of risk management, operating controls, compliance oversight and governance that meet our expectations and those of our clients and our regulators; the results of our review of the manner in which we invoiced certain client expenses, including the amount of expenses determined to be reimbursable, as well as potential consequences of such review including with respect to our client relationships and potential investigations by regulators; the results of, and costs associated with, governmental or regulatory inquiries and investigations, litigation and similar claims, disputes, or proceedings; the potential for losses arising from our investments in sponsored investment funds; the possibility that our clients will incur substantial losses in investment pools for which we act as agent, and the possibility of significant reductions in the liquidity or valuation of assets underlying those pools; our ability to anticipate and manage the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; the credit agency ratings of our debt and depository obligations and investor and client perceptions of our financial strength; adverse publicity, whether specific to State Street or regarding other industry participants or industry-wide factors, or other reputational harm; our ability to control operational risks, data security breach risks and outsourcing risks, our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; our ability to expand our use of technology to enhance the efficiency, accuracy and reliability of our operations and our dependencies on information technology and our ability to control related risks, including cyber-crime and other threats to our information technology infrastructure and systems and their effective operation both independently and with external systems, and complexities and costs of protecting the security of our systems and data; our ability to grow revenue, manage expenses, attract and retain highly skilled people and raise the capital necessary to achieve our business goals and comply with regulatory requirements and expectations; changes or potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of industry consolidation and perceptions of State Street as a suitable service provider or counterparty; changes or potential changes in the amount of compensation we receive from clients for our services, and the mix of services provided by us that clients choose; our ability to complete acquisitions, joint ventures and divestitures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; the risks that our acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected negative synergies or liabilities will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced, and that disruptions from the transaction will harm our relationships with our clients, our employees or regulators; our ability to recognize emerging needs of our clients and to develop products that are responsive to such trends and profitable to us, the performance of and demand for the products and services we offer, and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2015 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this news release speak only as of the date hereof, April 27, 2016, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date.

3 1 Long-term goals are presented on an operating-basis, a non-GAAP presentation, and do not reflect the near-term expectations. Refer to the Appendix included with this presentation for explanations of our non-GAAP measures. Focused strategy supports long-term financial goals LONG-TERM SHAREHOLDER VALUE BUILDING ON OUR STRONG CORE ACHIEVING A DIGITAL ENTERPRISE INVESTING IN OPPORTUNITIES FOR GROWTH OPTIMIZING CAPITAL Aligning solutions with client needs, continuing to innovate, capturing value and improving efficiency Driving greater transformation that benefits clients and our shareholders Acting on changes in the market to fuel expansion of products and services and the markets we serve Adapting to new rules and optimizing returns for shareholders TALENT, CULTURE, INNOVATION AND RISK EXCELLENCE Operating-Basis1 Financial Goals: Revenue Growth of 8%-12%, EPS Growth of 10%-15% and ROE of 12%-15%

4 Strategic Priorities: 2016 Performance Through March 31, 2016 (Versus 2015 Through March 31, 2015 Where Applicable): 1. We have a bold vision and plan to become a digital leader in financial services: • Continued progress on State Street Beacon IT initiatives in support of digitization • Actively testing new technologies, such as Blockchain • Pre-tax restructuring charge of $97M in 1Q16 related to State Street Beacon 2. We expect our core franchise to continue to deliver growth given our leading positions in attractive markets: • New asset servicing wins of approximately $264B • Selected by First State Super Australia to be their master custodian; will also extend to include services from SSGM and SSGX • Approximately $400B of servicing commitments to be installed as of March 31, 2016 • $13B in positive net flows in our asset management business 3. We believe continuous investment in new products will enhance revenue and drive differentiation: • Recent agreement to acquire GE Asset Management will extend core investment management capabilities • Exited futures clearing business in 1Q16 and sold WM/Reuters branded foreign exchange business on April 1, 2016 • SPDR ETF business introduced 13 new funds including the innovative Gender Diversity ETF,“SHE” 4. Given the current environment, we are increasing our focus on expense management: • 1Q16 operating-basis total expenses1 flat compared 1Q15 • Flat operating-basis total expenses sequentially excluding the impact of seasonal equity compensation for retirement-eligible employees and payroll taxes • On track to generate in 2016 State Street Beacon2 related annualized pre-tax net run-rate expense savings of at least $100M 5. We intend to leverage our strong capital position to continue to return capital to shareholders: • Quarterly common stock dividends declared per share of $0.34 in 1Q16 • $325M in common stock (5.6M shares) bought back in 1Q16 • Expect 2Q16 common stock repurchases3 to be up to $390M Made progress in 1Q16 on State Street’s transformation in the new competitive environment, while continuing to deliver value in the short term • Refer to the Appendix included with this presentation for footnotes 1 to 3.

5 Summary of GAAP-Basis Results • 1Q16 GAAP-basis results included the following notable item: Pre-tax restructuring charge of $97M related to State Street Beacon, the next phase of our multi-year transformation program to create cost efficiencies, to fully digitize our business and develop new solutions and capabilities for our clients $ in millions, except per share data 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 1Q16 vs 1Q15 1Q16 vs 4Q15 Revenue 2,480$ 2,593$ 2,576$ 2,625$ 2,600$ 2,608$ 2,614$ 2,538$ 2,484$ (4.5)% (2.1)% Expenses 2,028 1,850 1,892 2,057 2,097 2,134 1,962 1,857 2,050 (2.2) 10.4 Earnings per share (EPS) 0.80 1.38 1.25 1.11 0.89 0.93 1.31 1.34 0.79 (11.2) (41.0) Return on average common equity (ROE) 7.2% 11.9% 10.6% 9.4% 7.9% 8.2% 11.3% 11.6% 6.8% Pre-tax operating margin 18.1% 28.6% 26.5% 21.5% 19.2% 18.1% 24.8% 26.8% 17.3% Average diluted common shares outstanding (in millions) 438.8 435.3 429.7 424.3 418.8 416.7 412.2 407.0 403.6 % ChangeQuarters

6 GAAP-Basis Revenue nm - not meaningful $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 1Q16 vs 1Q15 4Q15 vs 3Q15 Servicing fees 1,233$ 1,283$ 1,296$ 1,296$ 1,268$ 1,319$ 1,289$ 1,277$ 1,242$ (2.1)% (2.7)% Management fees 292 300 316 299 301 304 287 282 270 (10.3) (4.3) Trading services 253 260 278 293 324 281 294 247 272 (16.0) 10.1 Securities finance revenue 85 147 99 106 101 155 113 127 134 32.7 5.5 Processing fees and other 56 44 17 57 61 17 120 111 52 (14.8) (53.2) Total fee revenue 1,919 2,034 2,006 2,051 2,055 2,076 2,103 2,044 1,970 (4.1) (3.6) N t interest revenue (NIR) 555 561 570 574 546 535 513 494 512 (6.2) 3.6 Net gain/(loss) related to investment securities 6 (2) - - (1) (3) (2) - 2 nm nm Total revenue 2,480$ 2,593$ 2,576$ 2,625$ 2,600$ 2,608$ 2,614$ 2,538$ 2,484$ (4.5)% (2.1)% % ChangeQuarters

7 GAAP-Basis Expenses $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 1Q16 vs 1Q15 1Q16 vs 4Q15 Compensation and employee benefits 1,157$ 978$ 953$ 972$ 1,087$ 984$ 1,051$ 939$ 1,107$ 1.8% 17.9% Information systems and communications 244 244 242 246 247 249 265 261 272 10.1 4.2 Transaction processing services 191 193 199 201 197 201 201 194 200 1.5 3.1 Occupancy 114 115 119 113 113 109 110 112 113 - 0.9 Acquisition and restructuring costs 33 28 20 52 6 3 10 6 104 1,633.3 1,633.3 Other 289 292 359 473 447 588 325 345 254 (43.2) (26.4) Total expenses 2,028$ 1,850$ 1,892$ 2,057$ 2,097$ 2,134$ 1,962$ 1,857$ 2,050$ (2.2)% 10.4% % ChangeQuarters

8 1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does not have specific price targets and may be suspended at any time. State Street’s common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. 1Q16 fee revenues impacted by challenging market environment, however expense control held expenses flat with 1Q15 • EPS: – Operating-basis EPS of $0.98 decreased 16% from 1Q15 and 19% from 4Q15 – Compared to 4Q15, pre-tax expenses and EPS included an incremental $122M, or $0.25 per share (down from $137M in 1Q15), primarily associated with the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes • Revenue: – Operating-basis total revenue decreased 3.7% from 1Q15 and decreased 0.5% from 4Q15 – Operating-basis total fee revenue decreased 3.6% from 1Q15 and decreased 2.0% from 4Q15 • Expenses: – Operating-basis total expenses essentially flat from 1Q15 – Operating-basis total expenses increased 6.8% from 4Q15 due to seasonal deferred incentive compensation for retirement-eligible employees; excluding that, they were essentially flat • Income Taxes: – Operating-basis effective tax rate of 29.1% increased from 28.4% in 1Q15 and decreased from 31.8% in 4Q15 • Capital2: – Purchased approximately $325M of our common stock in 1Q16 and expect 2Q16 common stock repurchases of up to $390M – Declared a common stock dividend during the quarter of $0.34 per share 1Q16 Operating-Basis (Non-GAAP) Financial Highlights1

1Q16 revenue growth impacted by challenging environment, but expense control kept expenses approx. flat from 1Q15

Operating-Basis (Non-GAAP) Results[1]

Revenue ($M)



-3.7%
2,672
2,574
1Q16
vs
1Q15
2,108
2,033
(3.6%)
565
539
(4.6)%
-1
2
1Q15
1Q16
Total fee revenue
NIR
Net gain/(loss) related to investment securities

Expenses ($M)



+0.1%
1,942
1,943
1Q15
1Q16

Operating Leverage
(Revenue Growth (%) less Expense Growth (%); 1Q16 vs 1Q15)



0.1
-372bps
-3.7
Revenue Growth
Expense Growth

Fee Operating Leverage[2]
(Fee Revenue Growth (%) less Expense Growth (%); 1Q16 vs 1Q15)



0.1
-361bps
-3.6
Fee Revenue Growth
Expense Growth

1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

2 Fee operating leverage is defined as rate of growth of total fee revenue less the rate of growth of expenses, each as determined on an operating basis.

STATE STREET

9

10 1Q16 EPS decreased relative to the strong 1Q15 market environment, partially offset by the impact of the share buyback 0.98 1.211.15 1.36 1.16 3Q15 2Q15 1Q15 1Q16 1Q16 vs 1Q15 -15.5% 4Q15 Operating-Basis (Non-GAAP) EPS1 ($) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating- basis financial information. • 1Q16 operating-basis EPS decreased from 4Q15, primarily due to lower fee revenue and higher expenses associated with seasonal deferred incentive compensation expense for retirement- eligible employees and payroll taxes totaling $122M, partially offset by lower discretionary expenses, higher NIR, and the impact of share repurchases

1Q16 Fee revenue down modestly from 4Q15 primarily due to market conditions; NIR increased from 4Q15

Operating-Basis (Non-GAAP) Revenue[1] ($M)



1Q16 vs 1Q15
-3.7%
1Q16 vs 4Q15
-0.5%
1Q16 vs 1Q15
1Q16 vs 4Q15
2,108
2,174
2,115
2,075
2,033
(4)%
(2)%
565
556
529
513
539
(5)%
5%
-1
-3
-2
0
2
1Q15
2Q15
3Q15
4Q15
1Q16
Total fee revenue
NIR
Net gain/(loss) related to investment securities

Notable items in 1Q16:

- Money market fee waivers not meaningful and Performance fees of $2M

Notable Operating-basis (non-GAAP)[1] variances 1Q16 vs 1Q15:

- The stronger U.S. dollar negatively impacted total fee revenue by approximately $15M and NIR by approximately $4M[2]
- Servicing fees were ***down 2.1%*** primarily due to lower global equity markets and the impact of the stronger U.S. dollar, partially offset by net new business
- Management fees were ***down 10.3%*** primarily due to lower global equity markets and net outflows, partially offset by lower money market fee waivers
- Foreign exchange trading revenue was ***down 23.2%*** due to the absence of the strong market activity seen in 1Q15
- Securities finance revenue was ***up 32.7%*** primarily due to both enhanced custody and agency lending

Notable Operating-basis (non-GAAP)[1] variances 1Q16 vs 4Q15:

- Servicing fees were ***down 2.7%*** primarily due to lower global equity markets
- Management fees were ***down 4.3%*** primarily due to lower global equity markets
- Foreign exchange trading revenue was ***up 9.1%*** due to higher currency volatility and client related volumes
- Brokerage and other fees were ***up 11.5%*** primarily due to higher electronic foreign exchange trading
- Securities finance revenue was ***up 5.5%*** primarily due to new business from enhanced custody
- Processing fees and other revenue was ***down 19%*** primarily due to lower equity earnings from joint ventures and lower revenues associated with tax-advantaged investments

1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

2 Represents the effects of applying 1Q15 weighted average foreign exchange rates to revenue, servicing fees, management fees and NIR for 1Q16.

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12 1Q16 NIR and NIM benefitted from higher Federal funds rate at end of 4Q15 and disciplined liability pricing 194201 221 233226 1Q16 vs 1Q15 -14.3% 1Q16 vs 4Q15 -3.4% 1Q16 4Q15 3Q15 2Q15 1Q15 Average Earning Assets ($B) 1 Includes operating-basis (non-GAAP) financial information where noted. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Operating-Basis (Non-GAAP)1 NIR and NIM ($M, %) 539 513 556565 529 1.12 1.010.950.961.01 0 100 200 300 400 500 600 0.00 0.50 1.00 1.50 2.00 NIR 1Q16 vs 1Q15 -4.6% NIR 1Q16 vs 4Q15 +5.1% 1Q16 4Q15 3Q15 2Q15 1Q15 NIR NIM Notable Operating-basis (non-GAAP)1 variances 1Q16 vs 1Q15: • Net interest revenue was down 4.6% primarily due to our success in reducing the size of the balance sheet in 2015, partially offset by higher U.S. market interest rates Notable Operating-basis (non-GAAP)1 variances 1Q16 vs 4Q15: • Net interest revenue was up 5.1% primarily due to higher U.S. market interest rates and disciplined liability pricing

Expense control in 1Q16 resulted in flat operating expenses relative to 1Q15 and State Street Beacon remains on track

Operating-Basis (Non-GAAP) Expenses[1] ($M)



1Q16 vs 1Q15
+0.1%
1Q16 vs 4Q15
+6.8%
1,942
1,881
1,877
1,820
1,943
1,088
940
1,104
247
261
272
197
194
200
113
112
113
297
313
254
1Q15
2Q15
3Q15
4Q15
1Q16
1Q16 vs 1Q15
1Q16 vs 4Q15
2%
17%
10%
4%
2%
3%
0%
1%
(15)%
(19)%
Compensation and employee benefits
Information systems and communications
Transaction processing services
Occupancy
Other

Notable Operating-basis (non-GAAP)[1] variances 1Q16 vs 1Q15:

- The stronger U.S. dollar favorably impacted total expenses by approximately $15M[2]
- Compensation and employee benefits expenses were ***up 1.5%*** primarily due to increased costs to support regulatory initiatives and new business, partially offset by lower incentive compensation expense and the impact of the stronger U.S. dollar
- Information systems and communication expenses were ***up 10.1%*** primarily due to investments associated with supporting business and regulatory initiatives
- Other expenses were ***down 14.5%*** primarily due to lower securities processing costs and deposit insurance premiums as well as lower travel expenses

Notable Operating-basis (non-GAAP)[1] variances 1Q16 vs 4Q15:

- Compensation and employee benefits expenses were ***up 17.4%*** primarily due to an incremental $122M, or $0.25 per share, primarily associated with the seasonal deferred incentive compensation expense for retirement-eligible employees and payroll taxes
- Information systems and communication expenses were ***up 4.2%*** due to investments associated with supporting new business and regulatory initiatives
- Other expenses were ***down 18.8%*** primarily due to lower professional fees and travel expenses as well as the $12M settlement with the Securities and Exchange Commission recorded in the fourth quarter of 2015

1 Represents operating-basis financial information, a non-GAAP presentation. Refer to the Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

2 Represents the effects of applying 1Q15 weighted-average foreign exchange rates to expenses for 1Q16.

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14 1 As of period-end where applicable. 2 See Appendix included with this presentation for a description of the investment portfolio. 3 Excludes Canadian, Australian and Hong Kong T-Bills. 4 Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds and credit quality. See discussion in State Street’s 2015 Annual Report on Form 10-K filed with the SEC. 5 For additional information, see discussion in State Street’s 2015 Annual Report on Form 10-K filed with the SEC. Continue to maintain high-quality balance sheet… 1Q161 Balance Sheet Highlights Investment portfolio2 • Size: $101.8B • Credit profile: 93.3% rated AAA/AA • Fixed-rate/floating-rate mix: 65%/35% • Duration: 2.0 years • Unrealized after-tax mark-to-market (MTM) gain: $522M • Purchases3: $6B with average tax-equivalent yield of 1.80% • Discount accretion remaining and expected to accrue over the remaining lives of the former conduit securities4: $201M Interest-rate risk metrics • Unrealized after-tax MTM loss sensitivity in an up 100bps shock to quarter-end interest rate levels hypothetical scenario: approximately $(0.8)B after-tax Senior secured bank loans • Total portfolio size: $3.4B • Floating rate • Credit: primarily BB/B • 1Q16 provision for loan losses: $4.3M • Total allowance for credit losses: $37.4M

15 • Refer to the Appendix included with this presentation for footnotes 1 to 4. …and our capital ratios remain strong 1Q16 Quarter-End Capital1 Positions Dec 31, 2015 Mar 31, 2016 Basel III Ratios2: Common equity tier 1 ratio (advanced approaches) Common equity tier 1 ratio (standardized approach) Tier 1 leverage ratios: State Street Corporation State Street Bank and Trust Company 12.5% 13.0% 6.9% 6.7% 12.3% 12.5% 6.9% 7.1% Supplementary leverage ratios: State Street Corporation State Street Bank and Trust Company 6.2% 6.0% 6.2% 6.4% Estimated pro forma fully phased-in Basel III ratios: Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (advanced approaches)3 Fully phased-in (effective January 1, 2019) common equity tier 1 ratio (standardized approach)3 Fully phased-in (effective January 1, 2018) supplementary leverage ratios4 State Street Corporation State Street Bank and Trust Company 11.6% 12.0% 5.8% 5.7% 11.9% 12.0% 6.0% 6.2% • Common equity tier 1 standardized approach decreased approximately 50 basis points due primarily to an increase in risk weighted assets • Fully-phased-in supplementary leverage ratio at the Bank increased 50 basis points to 6.2%, primarily due to an increase in tier 1 capital

16 • Will create a powerful value proposition for clients: – Expands SSGA’s alternatives capabilities while enhancing our active equity and fixed income teams, which broadens the solution sets we can provide to our combined client base –Expanded capabilities include direct private equity and real estate strategies – Complementary capabilities include active equity, fixed income and hedge fund strategies –Enhances Defined Benefit and Defined Contribution offerings to include outsourced CIO (OCIO) and insurance platforms –High quality organization with strong cultural alignment with SSGA • Projected transaction financial metrics: –Purchase price of $435M, subject to adjustments, with up to an additional $50M tied to incremental opportunities with GE – Completion of the transaction is subject to regulatory approvals and other customary closing conditions –Closing anticipated in 3Q16 –Excluding restructuring charges, the transaction is expected to be accretive to operating-basis EPS for the first full twelve–month period following the close of the transaction –Will increase SSGA’s AUM by approximately $100B upon closing. Targeted client asset retention rate: greater than 90% – Internal rate of return (IRR) expected to exceed our target 11% hurdle rate, assuming achievement of planned synergies – In the first full twelve-month period following the close of the transaction, fee revenue from the transaction is expected to be approximately $270M to $300M – Total projected merger and integration costs: $70-$80M through 2018 – It is estimated that the transaction would result in a reduction of 40-50bps to State Street Corporation’s fully phased-in risk-based capital ratios under both standardized and advanced approaches and of approximately 15-20bps to its fully phased-in tier 1 leverage and supplementary leverage ratios – Issued $500M of preferred shares on April 11, 2016, to offset the impact on our leverage ratios and, with this issuance, do not expect the closing of the transaction to have any material impact on our common stock repurchase program Recent agreement to acquire GE Asset Management (GEAM) extends our core investment management capabilities, including in the high growth outsourced CIO market

17 1 Includes operating-basis (non-GAAP) financial information. Operating-basis financial outlook is a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures. 2 Operating-basis expense growth outlook of up to 2% for full year 2016 compared to full year 2015 excludes any potential impact from the acquisition of GE Asset Management (GEAM). Including GEAM’s expenses, operating-basis expense growth could exceed 2% for the full year 2016 compared to 2015. 3 Fee operating leverage is defined as rate of growth of total fee revenue less the rate of growth of expenses, each as determined on an operating basis and excluding any potential impact from the acquisition of GEAM. 4 Estimated pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results (includes targeted staff reductions in October 2015), and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 5 NIR will depend on the size of our balance sheet and client deposit behavior. Updated 2016 Outlook1: Environment improved in March and managing expenses remains a high priority • Environment improved in March 2016 and managing expenses remains a high priority: –Continue to expect moderate operating-basis expense growth2 of up to 2% for full year 2016 compared to full year 2015, with variability across quarters, and continue to expect to generate positive fee operating leverage3 in 2016 relative to 2015 –On track to generate at least $100M in estimated annual pre-tax net run-rate expense savings4 from State Street Beacon in 2016 (includes targeted staff reductions announced in October 2015) –Expect restructuring charges as State Street Beacon progresses – first charge was $97M in 1Q16 • Expect operating-basis NIR for 2016 in the following scenarios to be: –Static: Approximately $2,025 - $2,125M assuming market interest rates stay at March 2016 levels5 –Rising: Approximately $2,100 - $2,200M assuming U.S. central bank rate hikes of 0.25% both in June and December; correspondingly, expect market interest rates to trend higher from March 2016 levels5 • Expect operating-basis effective tax rate for 2016 to be 30-32% • Expect preferred dividends on present outstanding preferred shares to be $173M in 2016 ($48.6M in 1Q16, $33.6M in 2Q16, $55.2M in 3Q16 and $35.6M in 4Q16) – includes a total of $18M from issuance of $500M in April 2016 • 2016 capital plan remains subject to review by the Federal Reserve Board

18 Appendix State Street Beacon 19 Impact of Currency Translation 20-22 Footnotes to Slides 4 & 15 23-24 Operating-Basis (Non-GAAP) Results 25-28 Investment Portfolio 29-33 Definition of Metrics 34-35 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations 36-37

19 State Street Beacon on track to deliver financial benefits to be achieved through 2020 1 Estimated pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results, and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 2 Pre-tax operating margin targets assume the successful completion of State Street Beacon milestones and an external environment that is consistent with our long term assumptions, including: Fed Funds and U.S. market interest rates increase from December 31, 2015 levels by at least 100bps by the beginning of 2018; and regulatory expense growth moderates. Other factors may also effect the actual results. Operating-basis financial outlook is a non-GAAP presentation. Expected Annual Pre-Tax Net Run-Rate Expense Savings • To achieve estimated annual pre-tax net run-rate expense savings of $550M by the end of 2020 for full effect in 20211: − On track to deliver at least $100M in annual pre-tax net run-rate expense savings in 2016 including targeted staff reductions announced in 3Q15 earnings call − Expect at least $125M in additional annual pre-tax net run-rate expense savings in 2017 • Annual pre-tax run-rate expense savings are net of significant investments in State Street Beacon commencing in 2016 Expected Profit Margins • To achieve and maintain a pre-tax operating margin2 of at least 31% by 2018 and 33% by the end of 2020, given our assumptions, all else being equal Expected Pre-Tax Restructuring Charges • Estimated aggregate pre-tax restructuring charges of approximately $300M to $400M from 2016 through 2020 • Expect restructuring charges to be announced as State Street Beacon progresses, beginning in 1Q16 with a $97M charge

20 Impact of Currency Translation

21 1Q16 operating-basis revenue1 was negatively impacted and operating-basis expenses1 were positively impacted by currency translation when compared to 1Q152 Operating-Basis Fee Revenue1 ($M) 1 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 2 Represents the effects of applying 1Q15 weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 1Q16. 3 Includes approximately $11M impact on servicing fees and approximately $3M impact on management fees. Operating-Basis Revenue1 ($M) Operating-Basis NIR1 ($M) 2,0332, 08 -2.8% 1Q16 Excluding FX Impact 2,048 15 Impact of Currency Translation 153 1Q16 Reported 1Q15 Reported Operating-Basis Expense1 ($M) 539565 -3.9% 1Q16 Excluding FX Impact 543 4 Impact of Currency Translation 4 1Q16 Reported 1Q15 Reported 2,574 2,672 -3.0% 1Q16 Excluding FX Impact 2,593 19 Impact of Currency Translation 19 1Q16 Reported 1Q15 Reported 1,9431,9 2+0.8% 1Q16 Excluding FX Impact 1,958 15 Impact of Currency Translation 15 1Q16 Reported 1Q15 Reported

22 Impact of currency translation was smaller on 1Q16 when compared to 4Q151 relative to the larger change when compared to 1Q15 Operating-Basis Fee Revenue2 ($M) 1 Represents the effects of applying 1Q16 weighted average foreign exchange rates to fee revenue, NIR, revenue and expenses for 1Q16. 2 Represents operating-basis financial information, a non-GAAP presentation. Refer to elsewhere in Appendix included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Operating-Basis Revenue2 ($M) Operating-Basis NIR2 ($M) 2,0332,075 -1.8% 1Q16 Excluding FX Impact 2,037 4 4 1Q16 Reported 4Q15 Reported Operating-Basis Expense2 ($M) 539 513 +5.5% 1Q16 Excluding FX Impact 541 2 Impact of Currency Translation 2 1Q16 Reported 4Q15 Reported 2,5742,588 -0.3% 1Q16 Excluding FX Impact 2,580 6 Impact of Currency Translation 6 1Q16 Reported 4Q15 Reported 1,821 1,943 1,820As Reported +7.0% 1Q16 Excluding FX Impact 1,947 4 Impact of Currency Translation 4 1Q16 Reported 4Q15 Reported 1Q16 Excluding impact of 55+5 and payroll taxes Excluding 55+5 +0.1% Impact of Currency Translation

23 Footnote to Slides 4 & 15

24 Footnotes to slides 4 & 15 1 Unless otherwise specified, all capital ratios referenced on slide 15 and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. The lower of our capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Refer to elsewhere in the Appendix to this presentation for a further description of these ratios and for reconciliations applicable to State Street’s estimated pro forma fully phased-in Basel III ratios. March 31, 2016 capital ratios are presented as of quarter-end and are preliminary estimates. 2 The advanced approaches-based ratios (actual and estimated) included in this presentation reflect calculations and determinations with respect to our capital and related matters, based on State Street and external data, quantitative formulae, statistical models, historical correlations and assumptions, collectively referred to as “advanced systems,” in effect and used by us for those purposes as of the respective date of each ratio’s first public announcement. Significant components of these advanced systems involve the exercise of judgment by us and our regulators, and these advanced systems may not, individually or collectively, precisely represent or calculate the scenarios, circumstances, outputs or other results for which they are designed or intended. Due to the influence of changes in these advanced systems, whether resulting from changes in data inputs, regulation or regulatory supervision or interpretation, State Street-specific or market activities or experiences or other updates or factors, we expect that our advanced systems and our capital ratios calculated in conformity with the Basel III framework wil l change and may be volatile over time, and that those latter changes or volatility could be material as calculated and measured from period to period. 3 Estimated pro forma fully phased-in ratios as of March 31, 2016 and December 31, 2015 (fully phased in as of January 1, 2019, as per Basel III phase-in requirements for capital) reflect capital calculated under the Basel III final rule and total risk-weighted assets calculated in conformity with the advanced approaches and standardized approach as the case may be, each on a fully phased-in basis under the Basel III final rule, based on our interpretations of the Basel III final rule as of April 27, 2016 and January 27, 2016, respectively as applied to our businesses and operations as of March 31, 2016 and December 31, 2015, respectively. Refer to the addendum included with this news release for reconciliations of these estimated pro forma fully phased-in ratios to our capital ratios calculated under the currently applicable regulatory requirements. 4 The estimated pro forma fully phased-in SLRs are as of March 31, 2016 and December 31, 2015 (fully phased-in as of January 1, 2018, as per the phase-in requirements of the SLR final rule) are preliminary estimates, calculated based on our interpretations of the SLR final rule as of April 27, 2016 and January 27, 2016, respectively, and as applied to our businesses and operations as of March 31, 2016 and December 31, 2015, respectively. Refer to the addendum included with this news release for reconciliations of these estimated pro forma fully phased-in SLRs to our SLRs under currently applicable regulatory requirements. 1 Includes operating-basis (non-GAAP) financial information. Operating-basis financial performance and outlook are a non-GAAP presentation. Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our historical operating-basis financial information. 2 Estimated pre-tax expense savings improvement relate only to State Street Beacon and the targeted staff reductions announced as part of our 3Q15 financial results (includes targeted staff reductions in October 2015), and are based on projected improvement from our full-year 2015 operating-basis expenses, all else being equal. The full effect of the savings generated each year will be felt the following year. Actual expenses may increase or decrease in the future due to other factors. 3 Stock purchases may be made using various types of mechanisms, including open market purchases or transactions off market, and may be made under Rule 10b5-1 trading programs. The timing of stock purchases, types of transactions and number of shares purchased will depend on several factors, including market conditions and State Street’s capital position, its financial performance and investment opportunities. The common stock purchase program does no t have specific price targets and may be suspended at any time. State Street’s common stock and other stock dividends, including the declaration, timing and amount thereof, remain subject to consideration and approval by its Board of Directors at the relevant times. Footnotes to slide 4: Footnotes to slide 15:

25 Operating- Basis (non- GAAP) Results

26 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Summary of Operating-Basis (Non-GAAP) Results1 $ in millions, except per share data 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 1Q16 vs 1Q15 1Q16 vs 4Q15 Revenue 2,554$ 2,671$ 2,672$ 2,719$ 2,672$ 2,727$ 2,642$ 2,588$ 2,574$ (3.7)% (0.5)% Expenses 1,917 1,818 1,808 1,880 1,942 1,881 1,877 1,820 1,943 0.1 6.8 EPS 0.98 1.39 1.34 1.36 1.16 1.36 1.15 1.21 0.98 (15.5) (19.0) ROE 8.8% 11.9% 11.4% 11.6% 10.4% 11.9% 10.0% 10.5% 8.4% NIM 1.24% 1.12% 1.06% 1.04% 1.01% 0.96% 0.95% 1.01% 1.12% Pre-tax operating margin 24.9% 31.9% 32.3% 30.7% 27.2% 30.9% 28.8% 29.6% 24.4% Average diluted common shares outstanding (in millions) 438.8 435.3 429.7 424.3 418.8 416.7 412.2 407.0 403.6 Quarters % Change

27 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Operating-Basis (Non-GAAP) Revenue1 nm - not meaningful $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 1Q16 vs 1Q15 1Q16 vs 4Q15 Servicing fees 1,233$ 1,283$ 1,296$ 1,296$ 1,268$ 1,319$ 1,289$ 1,277$ 1,242$ (2.1)% (2.7)% Management fees 292 300 316 299 301 304 287 282 270 (10.3) (4.3) Trading services 253 260 278 293 324 281 294 247 272 (16.0) 10.1 Securities finance revenue 85 147 99 106 101 155 113 127 134 32.7 5.5 Processing fees and other 113 108 103 138 114 115 132 142 115 0.9 (19.0) Total fee revenue 1,976 2,098 2,092 2,132 2,108 2,174 2,115 2,075 2,033 (3.6) (2.0) Net interest revenue (NIR) 572 575 580 587 565 556 529 513 539 (4.6) 5.1 Net gain/(loss) related to investment securities 6 (2) - - (1) (3) (2) - 2 nm nm Total revenue 2,554$ 2,671$ 2,672$ 2,719$ 2,672$ 2,727$ 2,642$ 2,588$ 2,574$ (3.7)% (0.5)% % ChangeQuarters

28 1 Results presented on an operating-basis, a non-GAAP presentation. Refer elsewhere in the Appendix to this presentation for explanation of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Operating-Basis (Non-GAAP) Expenses1 $ in millions 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 1Q16 vs 1Q15 1Q16 vs 4Q15 Compensation and employee benefits 1,085$ 974$ 955$ 962$ 1,088$ 984$ 976$ 940$ 1,104$ 1.5% 17.4% Information systems and communications 244 244 242 246 247 249 265 261 272 10.1 4.2 Transaction processing services 191 193 199 201 197 201 201 194 200 1.5 3.1 Occupancy 114 115 119 113 113 109 110 112 113 - 0.9 Other 283 292 293 358 297 338 325 313 254 (14.5) (18.8) Total operating-basis expenses 1,917$ 1,818$ 1,808$ 1,880$ 1,942$ 1,881$ 1,877$ 1,820$ 1,943$ 0.1% 6.8% % ChangeQuarters

29 Investment Portfolio

30 1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred. Investment portfolio consists of government & agency, structured securities and unsecured credit Balances1 as of March 31, 2016 Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages (MBS & CMBS) Small Business Administration loans Organization for Economic Cooperation and Development (OECD) governments Federal Family Education Loan Program (FFELP) student loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $61 billion $27 billion $14 billion

Investment portfolio has high quality assets

Investment portfolio credit ratings

- 93.3% rated AAA/AA
- Unrealized after-tax mark-to-market (MTM) gain of $522 million[1]
- Diversified by asset class and geography

Book Value, $ in billions	U.S. Treasuries & Agencies[2]	AAA	AA	A	BBB	<BBB	Not Rated[3]	Total	Unrealized After-tax MTM Gain / (Loss) ($M)
03/31/16	$47.5	$34.5	$12.9	$4.4	$1.5	$1.0	$0.0	$101.8	$522
	46%	34%	13%	4%	2%	1%	0%	100%	
12/31/15	$45.3	$34.7	$12.5	$4.7	$1.6	$1.0	$0.0	$99.8	$58
	45%	35%	12%	5%	2%	1%	0%	100%	
12/31/14	$36.4	$45.8	$18.6	$7.2	$2.2	$1.6	$0.1	$111.9	$487
	32%	41%	17%	6%	2%	2%	0%	100%	
12/31/13	$29.6	$51.7	$22.4	$7.7	$3.4	$2.2	$0.1	$117.1	$(213)
	26%	44%	19%	6%	3%	2%	0%	100%	
12/31/12	$37.6	$46.0	$22.7	$8.5	$3.2	$2.1	$0.1	$120.2	$697
	31%	38%	19%	7%	3%	2%	0%	100%	

1 At 03/31/16: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $303 million, after-tax unrealized gain on securities held to maturity of $206 million and after-tax unrealized gain primarily related to securities previously transferred from available for sale to held to maturity of $13 million.

2 Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.

3 Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

STATE STREET.

31

Investment portfolio has high quality assets across asset classes

Holdings by Asset Class as of March 31, 2016

	Ratings										
	UST/AGY[3]	AAA	AA	A	BBB	<BBB	NR[4]	Book Value ($B)[1]	Book Value (% Total)	Unrealized After-tax MTM Gain / (Loss) ($M)[2]	Fixed Rate/ Floating Rate
Government & agency securities	84%	8%	4%	4%	—	—	—	$34.3	33.7%	$247	98% / 2%
Asset-backed securities	—	79%	16%	3%	1%	1%	—	26.9	26.5	(146)	8% / 92%
Student loans	—	57%	41%	2%	—	—	—	8.6	31.9	(175)	
Credit cards	—	100%	—	—	—	—	—	2.9	10.8	(16)	
Auto & equipment	—	95%	5%	—	—	—	—	3.1	11.5	(3)	
Non-US residential mortgage backed securities	—	85%	8%	4%	1%	2%	—	9.7	36.1	50	
Collateralized loan obligation	—	99%	1%	—	—	—	—	2.1	7.8	18	
Sub-prime	—	7%	8%	28%	10%	47%	—	0.4	1.5	(20)	
Other	—	—	98%	2%	—	—	—	0.1	0.4	-	
Mortgage-backed securities	91%	6%	—	—	1%	2%	—	20	19.7	137	87% / 13%
Agency MBS	100%	—	—	—	—	—	—	18.2	91	124	
Non-agency MBS	—	70%	4%	2%	6%	18%	—	1.8	9	13	
CMBS	16%	79%	3%	1%	—	1%	—	3.1	3	5	65% / 35%
Corporate bonds	—	—	11%	45%	42%	2%	—	3.1	3	16	88% / 12%
Covered bonds	—	100%	—	—	—	—	—	3.4	3.3	12	17% / 83%
Municipal bonds	—	26%	68%	6%	—	—	—	7.6	7.5	236	99% / 1%
Clipper tax-exempt bonds/other	—	43%	43%	13%	—	—	1%	3.4	3.3	15	20% / 80%
TOTAL PORTFOLIO	46%	34%	13%	4%	2%	1%	—	$101.8	100.0%	$522	65% / 35%

1 Portfolio amounts are expressed at book value; book value includes the amortized cost of transferred securities at the time they were transferred.

2 At 03/31/16: after-tax unrealized MTM gain/(loss) includes after-tax unrealized gain on securities available for sale of $303 million, after-tax unrealized gain on securities held to maturity of $206 million and after-tax unrealized gain primarily related to securities previously transferred from available for sale to held to maturity of $13 million.

3 Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody's and AA+ by S&P. For dates after August 2011, these securities are classified separately and not included in either the AAA or AA classifications.

4 Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody's/S&P ratings.

STATE STREET

32

33 1 Sovereign debt is reflected in the government agency column. 2 Country of collateral used except for corporates where country of issuer is used; excludes equity securities of approximately $20.8 million. Investment portfolio non-U.S. investments Investment Portfolio non-U.S. Investments as of March 31, 2016 BBB 1.5% <BB, 0.5% A, 9.4% BB, 0.5% AAA, 77.8% AA, 10.3% Gov't/Agency, 22.0% ABS All Other, 16.2% ABS/FRMBS, 41.1% Covered, 14.1% Other, 3.3% Corporate, 3.3% March 31, 2016 Book Book Value ($B) Value Average Gov't/ ABS ABS Corporate Covered ($B) Rating Agency (1) FRMBS All Other Bonds Bonds Other United Kingdom 6.6$ AAA -$ 4.7$ 1.2$ 0.2$ 0.5$ -$ Australia 4.4 AAA 0.5 1.8 0.3 0.3 0.7 0.8 Canada 2.6 AAA 1.8 - - 0.2 0.6 - Netherlands 2.6 AAA - 2.3 0.2 - 0.1 - Germany 1.6 AAA 0.1 - 1.5 - - - Japan 1.4 A 1.4 - - - - - Korea 1.1 AA 1.1 - - - - - France 1.0 AAA 0.1 0.1 0.3 - 0.5 - Italy 0.7 AA - 0.6 0.1 - - - Norway 0.6 AAA - - 0.1 - 0.5 - Finland 0.3 AAA - - 0.1 - 0.2 - Spain 0.2 A - 0.1 0.1 - - - Portugal 0.1 BB - 0.1 - - - - Other 0.9 AA 0.3 0.2 - 0.1 0.3 - Non-U.S. Investments (2) 24.1$ 5.3$ 9.9$ 3.9$ 0.8$ 3.4$ 0.8$ U.S. Investments 77.7 Total Portfolio 101.8$

34 Definition of Metrics

35 Definition of Metrics Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding Return on equity (ROE) (Net income less dividends on preferred stock) divided by average common equity Pre-tax operating margin Income before income tax expense divided by total revenue Net interest margin (NIM) Net interest revenue divided by average interest-earning assets Operating Leverage Rate of growth of total revenue less the rate of growth of total expenses, each as determined on an operating basis Fee Operating Leverage Rate of growth of total fee revenue less the rate of growth of expenses, each as determined on an operating basis

36 Non-GAAP Measures, Regulatory Capital Ratios and Reconciliations

37 Non-GAAP measures, regulatory capital ratios and reconciliations In addition to presenting State Street’s financial results in conformity with U.S. generally accepted accounting principles, referred to as GAAP, and used in the calculation of identified capital ratios, management also presents results on a non- GAAP, or “operating” basis, as it believes this presentation supports meaningful comparisons from period to period and the analysis of comparable financial trends with respect to State Street’s normal ongoing business operations. Management believes that operating-basis financial information, which reports revenue from non-taxable sources, such as interest revenue from tax-exempt investment securities and processing fees and other revenue associated with tax- advantaged investments, on a fully taxable-equivalent basis and excludes the impact of revenue and expenses outside of State Street’s normal course of business, facilitates an investor’s understanding and analysis of State Street’s underlying financial performance and trends in addition to financial information prepared and reported in conformity to GAAP. Management also believes that the use of other non-GAAP financial measures in the calculation of identified capital ratios is useful to understanding State Street’s capital position and is of interest to investors. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the addendum for reconciliations of our operating-basis financial information. To access the addendum go to www.statestreet.com/stockholder and click on “Filings & Reports – Quarterly Earnings”.